Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Revenue and Earnings

RPO Bookings Increase 38% over Prior Year on Strong Demand

Company Raises 2023 Full-Year Guidance

ATLANTA – July 25, 2023 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $231.0 million for the second quarter ended June 30, 2023. GAAP diluted earnings per share for Q2 2023 was $0.63 compared to $0.49 in Q2 2022. Non-GAAP adjusted diluted earnings per share for Q2 2023 was $0.88 compared to $0.69 in Q2 2022.

“Manhattan delivered record second quarter and first half results. Robust demand drove Q2 cloud revenue growth of 44% and service revenue growth of 23%. These strong results exceeded our expectations, leading to our top-line outperformance and solid earnings leverage in the quarter,” said Manhattan Associates president and CEO Eddie Capel.

“While appropriately cautious regarding the global economy, we are optimistic on our opportunity. To extend our leadership position, we remain committed to investing in industry leading innovation across supply chain execution, omnichannel and retail point of sale markets to best help our customers achieve more by digitally transforming their businesses,” Mr. Capel concluded.

SECOND QUARTER 2023 FINANCIAL SUMMARY:

•
Consolidated total revenue was $231.0 million for Q2 2023, compared to $191.9 million for Q2 2022.
o
Cloud subscription revenue was $60.9 million for Q2 2023, compared to $42.2 million for Q2 2022.
o
License revenue was $3.7 million for Q2 2023, compared to $5.1 million for Q2 2022.

o
Services revenue was $124.6 million for Q2 2023, compared to $100.9 million for Q2 2022.
•
GAAP diluted earnings per share was $0.63 for Q2 2023, compared to $0.49 for Q2 2022.

• Adjusted diluted earnings per share, a non-GAAP measure, was $0.88 for Q2 2023, compared to $0.69 for Q2 2022.

• GAAP operating income was $50.5 million for Q2 2023, compared to $37.3 million for Q2 2022.

• Adjusted operating income, a non-GAAP measure, was $68.4 million for Q2 2023, compared to $52.8 million for Q2 2022.

• Cash flow from operations was $40.6 million for Q2 2023, compared to $52.7 million for Q2 2022. Days Sales Outstanding was 70 days at June 30, 2023, compared to 65 days at March 31, 2023.

• Cash totaled $153.3 million at June 30, 2023, compared to $181.6 million at March 31, 2023.

• During the three months ended June 30, 2023, the Company repurchased 381,357 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $66.8 million. In July 2023, our Board of Directors approved replenishing the Company’s remaining share repurchase authority to an aggregate of $75.0 million of our common stock.

SIX MONTH 2023 FINANCIAL SUMMARY:

•
Consolidated total revenue for the six months ended June 30, 2023, was $452.0 million, compared to $370.9 million for the six months ended June 30, 2022.
o
Cloud subscription revenue was $118.2 million for the six months ended June 30, 2023, compared to $79.5 million for the six months ended June 30, 2022.
o
License revenue was $9.1 million for the six months ended June 30, 2023, compared to $13.5 million for the six months ended June 30, 2022.

o
Services revenue was $240.8 million for the six months ended June 30, 2023, compared to $190.9 million for the six months ended June 30, 2022.
•
GAAP diluted earnings per share for the six months ended June 30, 2023, was $1.25, compared to $0.97 for the six months ended June 30, 2022.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $1.67 for the six months ended June 30, 2023, compared to $1.29 for the six months ended June 30, 2022.
•
GAAP operating income was $97.6 million for the six months ended June 30, 2023, compared to $71.2 million for the six months ended June 30, 2022.
•
Adjusted operating income, a non-GAAP measure, was $132.1 million for the six months ended June 30, 2023, compared to $100.9 million for the six months ended June 30, 2022.
•
Cash flow from operations was $99.3 million for the six months ended June 30, 2023, compared to $84.5 million for the six months ended June 30, 2022.
•
During the six months ended June 30, 2023, the Company repurchased 896,195 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $140.9 million.

2023 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2023:

	Guidance Range - 2023 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$886	$894	15%	17%

Operating margin:
GAAP operating margin - current guidance	19.5%	19.8%
Equity-based compensation	7.9%	7.8%
Adjusted operating margin(1) - current guidance	27.4%	27.6%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$2.18	$2.22	7%	9%
Equity-based compensation, net of tax	0.95	0.95
Excess tax benefit on stock vesting(2)	(0.06)	(0.06)
Adjusted EPS(1) - current guidance	$3.07	$3.11	11%	13%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and related income tax effects.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2023.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above and guideposts in the supplemental information below, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. Those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance and guideposts, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its second quarter 2023 financial results will be held today, July 25, 2023, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ third quarter 2023 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and six months ended June 30, 2023.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation – net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2023 Guidance” and “Guideposts,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including inflation; disruption in the retail sector; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; disruption in the retail sector; risks related to our products’ technology and customer implementations; global instability, including the war in Ukraine; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$60,943	$42,203	$118,163	$79,500
Software license	3,745	5,125	9,097	13,483
Maintenance	35,826	35,993	71,476	71,295
Services	124,609	100,941	240,779	190,859
Hardware	5,893	7,662	12,514	15,743
Total revenue	231,016	191,924	452,029	370,880
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	108,445	87,766	211,772	170,791
Cost of software license	368	880	670	1,282
Research and development	31,600	27,924	62,394	55,379
Sales and marketing	18,563	17,749	36,628	32,139
General and administrative	20,237	18,606	40,190	36,571
Depreciation and amortization	1,320	1,746	2,807	3,493
Total costs and expenses	180,533	154,671	354,461	299,655
Operating income	50,483	37,253	97,568	71,225
Other income, net	1,041	2,243	1,184	2,981
Income before income taxes	51,524	39,496	98,752	74,206
Income tax provision	11,904	8,671	20,341	12,789
Net income	$39,620	$30,825	$78,411	$61,417

Basic earnings per share	$0.64	$0.49	$1.26	$0.97
Diluted earnings per share	$0.63	$0.49	$1.25	$0.97

Weighted average number of shares:
Basic	61,862	62,954	62,036	63,083
Diluted	62,432	63,419	62,599	63,644

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Operating income	$50,483	$37,253	$97,568	$71,225
Equity-based compensation (a)	17,928	15,538	34,568	29,676
Adjusted operating income (Non-GAAP)	$68,411	$52,791	$132,136	$100,901

Income tax provision	$11,904	$8,671	$20,341	$12,789
Equity-based compensation (a)	2,628	2,566	5,037	4,748
Tax benefit of stock awards vested (b)	281	8	3,236	4,383
Adjusted income tax provision (Non-GAAP)	$14,813	$11,245	$28,614	$21,920

Net income	$39,620	$30,825	$78,411	$61,417
Equity-based compensation (a)	15,300	12,972	29,531	24,928
Tax benefit of stock awards vested (b)	(281)	(8)	(3,236)	(4,383)
Adjusted net income (Non-GAAP)	$54,639	$43,789	$104,706	$81,962

Diluted EPS	$0.63	$0.49	$1.25	$0.97
Equity-based compensation (a)	0.25	0.20	0.47	0.39
Tax benefit of stock awards vested (b)	-	-	(0.05)	(0.07)
Adjusted diluted EPS (Non-GAAP)	$0.88	$0.69	$1.67	$1.29

Fully diluted shares	62,432	63,419	62,599	63,644

(a)
Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Cost of services	$7,178	$5,822	$13,694	$10,959
Research and development	3,915	3,425	7,570	6,614
Sales and marketing	1,807	1,546	3,455	2,952
General and administrative	5,028	4,745	9,849	9,151
Total equity-based compensation	$17,928	$15,538	$34,568	$29,676

(b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$153,294	$225,463
Accounts receivable, net of allowance of $5,903 and $6,009, at June 30, 2023 and December 31, 2022, respectively	178,453	166,767
Prepaid expenses and other current assets	28,272	23,145
Total current assets	360,019	415,375

Property and equipment, net	11,754	12,803
Operating lease right-of-use assets	16,052	17,794
Goodwill, net	62,233	62,230
Deferred income taxes	48,259	37,206
Other assets	28,677	24,770
Total assets	$526,994	$570,178

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,124	$25,701
Accrued compensation and benefits	51,937	54,469
Accrued and other liabilities	25,339	24,569
Deferred revenue	227,100	208,807
Income taxes payable	109	2,049
Total current liabilities	330,609	315,595

Operating lease liabilities, long-term	12,459	14,065
Other non-current liabilities	13,376	13,718

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2023 and 2022	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 61,668,512 and 62,191,570 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	617	621
Retained earnings	196,673	253,711
Accumulated other comprehensive loss	(26,740)	(27,532)
Total shareholders' equity	170,550	226,800
Total liabilities and shareholders' equity	$526,994	$570,178

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2023	2022
	(unaudited)	(unaudited)
Operating activities:
Net income	$78,411	$61,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,807	3,493
Equity-based compensation	34,568	29,676
Loss (gain) on disposal of equipment	22	(92)
Deferred income taxes	(11,038)	(12,535)
Unrealized foreign currency loss (gain)	1,577	(2,087)
Changes in operating assets and liabilities:
Accounts receivable, net	(11,024)	(11,703)
Other assets	(5,825)	(6,697)
Accounts payable, accrued and other liabilities	(2,593)	(587)
Income taxes	(5,359)	(3,519)
Deferred revenue	17,740	27,116
Net cash provided by operating activities	99,286	84,482

Investing activities:
Purchase of property and equipment	(1,675)	(2,243)
Net cash used in investing activities	(1,675)	(2,243)

Financing activities:
Repurchase of common stock	(169,115)	(127,787)
Net cash used in financing activities	(169,115)	(127,787)

Foreign currency impact on cash	(665)	(4,387)

Net change in cash and cash equivalents	(72,169)	(49,935)
Cash and cash equivalents at beginning of period	225,463	263,706
Cash and cash equivalents at end of period	$153,294	$213,771

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
GAAP Diluted EPS	$0.48	$0.49	$0.47	$0.60	$2.03	$0.62	$0.63	$1.25
Adjustments to GAAP:
Equity-based compensation	0.19	0.20	0.19	0.21	0.79	0.23	0.25	0.47
Tax benefit of stock awards vested	(0.07)	-	-	-	(0.07)	(0.05)	-	(0.05)
Adjusted Diluted EPS	$0.60	$0.69	$0.66	$0.81	$2.76	$0.80	$0.88	$1.67
Fully Diluted Shares	63,871	63,419	63,165	63,028	63,408	62,767	62,432	62,599

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue:
Americas	$139,540	$151,996	$156,674	$155,674	$603,884	$170,759	$179,208	$349,967
EMEA	32,151	31,614	31,843	33,330	128,938	39,658	40,902	80,560
APAC	7,265	8,314	9,584	9,099	34,262	10,596	10,906	21,502
	$178,956	$191,924	$198,101	$198,103	$767,084	$221,013	$231,016	$452,029

GAAP Operating Income:
Americas	$21,393	$24,507	$22,914	$30,475	$99,289	$29,647	$32,326	$61,973
EMEA	10,517	9,423	9,851	10,239	40,030	12,793	13,556	26,349
APAC	2,062	3,323	4,005	3,991	13,381	4,645	4,601	9,246
	$33,972	$37,253	$36,770	$44,705	$152,700	$47,085	$50,483	$97,568

Adjustments (pre-tax):
Americas:
Equity-based compensation	$14,138	$15,538	$14,533	$15,152	$59,361	$16,640	$17,928	$34,568
	$14,138	$15,538	$14,533	$15,152	$59,361	$16,640	$17,928	$34,568

Adjusted non-GAAP Operating Income:
Americas	$35,531	$40,045	$37,447	$45,627	$158,650	$46,287	$50,254	$96,541
EMEA	10,517	9,423	9,851	10,239	40,030	12,793	13,556	26,349
APAC	2,062	3,323	4,005	3,991	13,381	4,645	4,601	9,246
	$48,110	$52,791	$51,303	$59,857	$212,061	$63,725	$68,411	$132,136

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Revenue	$(2,268)	$(4,568)	$(6,152)	$(5,124)	$(18,112)	$(3,084)	$104	$(2,980)
Costs and expenses	(2,043)	(3,862)	(5,412)	(5,354)	(16,671)	(3,616)	(1,133)	(4,749)
Operating income	(225)	(706)	(740)	230	(1,441)	532	1,237	1,769
Foreign currency gains (losses) in other income	711	2,056	1,569	353	4,689	(810)	(516)	(1,326)
	$486	$1,350	$829	$583	$3,248	$(278)	$721	$443

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Operating income	$470	$710	$1,166	$1,900	$4,246	$1,632	$1,222	$2,854
Foreign currency gains (losses) in other income	809	2,085	1,713	738	5,345	(283)	(31)	(314)
Total impact of changes in the Indian Rupee	$1,279	$2,795	$2,879	$2,638	$9,591	$1,349	$1,191	$2,540

4. Other income includes the following components (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Interest income	$19	$92	$112	$373	$596	$969	$1,555	$2,524
Foreign currency gains (losses)	711	2,056	1,569	353	4,689	(810)	(516)	(1,326)
Other non-operating income (expense)	8	95	(69)	102	136	(16)	2	(14)
Total other income (loss)	$738	$2,243	$1,612	$828	$5,421	$143	$1,041	$1,184

5. Capital expenditures are as follows (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Capital expenditures	$1,159	$1,084	$1,909	$2,435	$6,587	$666	$1,009	$1,675

6. Stock Repurchase Activity (in thousands):

	2022					2023
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	YTD
Shares purchased under publicly announced buy-back program	383	417	347	206	1,353	515	381	896
Shares withheld for taxes due upon vesting of restricted stock units	203	4	8	2	217	208	4	212
Total shares purchased	586	421	355	208	1,570	723	385	1,108

Total cash paid for shares purchased under publicly announced buy-back program	$49,965	$50,151	$50,000	$25,234	$175,350	$74,177	$66,769	$140,946
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	27,143	528	1,242	197	29,110	27,511	658	28,169
Total cash paid for shares repurchased	$77,108	$50,679	$51,242	$25,431	$204,460	$101,688	$67,427	$169,115

7. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations ("RPO"). Approximately 98% of our RPO represent cloud native subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and are not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2022	June 30, 2022	September 30, 2022	December 30, 2022	March 31, 2023	June 30, 2023
Remaining Performance Obligations	$809,540	$897,680	$969,603	$1,051,544	$1,153,404	$1,238,672

8. The 2017 U.S. Tax Cuts and Jobs Act eliminated the expensing of research and development costs as incurred for tax purposes beginning in 2022.

This law changes the timing of cash tax payments, increasing near-term taxable income and payments, but normalizing over time as these expenses are amortized. Our income tax payments increased by approximately $26 million in 2022 due to this law change and we expect a similar negative impact for 2023. While there is still a possibility that legislation may be enacted that defers or eliminates the requirement to capitalize these costs, our current outlook factors in higher cash taxes as we will be required to make these payments, unless the existing law is amended. This legislation does not impact earnings per share, does not create any incremental expense obligation, and does not impact our ability to operationally grow cash flow.

9. Guideposts

The following table shows our (i) actual 2022 cloud revenue and remaining performance obligations (“RPO”) results, (ii) revised 2023 cloud revenue guidepost, (iii) 2023 RPO guidepost published as of October 25, 2022, and (iv) guideposts published as of February 1, 2022, for cloud revenue and RPO for 2024.

Current Guideposts
($'s in millions)

Cloud Revenue
Year	Low	Mid	High	% Growth(1)
2022⁽²⁾	$176	$176	$176	44%
2023⁽³⁾	$246	$247	$248	40%
2024⁽⁵⁾	$310	$328	$345	33%

Remaining Performance Obligations
Year	Low	Mid	High	% Growth(1)
2022⁽²⁾	$1,052	$1,052	$1,052	50%
2023⁽⁴⁾	$1,300	$1,350	$1,400	28%
2024⁽⁵⁾	$1,600	$1,700	$1,800	26%

(1) Year-over-year percentage growth is calculated based on the actual or forecasted mid-points.
(2) Amounts reflect actual results for 2022.
(3) Amounts reflect revised range as of July 25, 2023.
(4) Amounts remain unchanged from October 25, 2022.
(5) Amounts remain unchanged from February 1, 2022.

These guideposts are forward-looking statements and are subject to all the risks and uncertainties applicable to our shorter-term 2023 Guidance, as stated above. In addition, the further into the future we project our financial expectations, the greater the risk that actual results will differ materially; consequently, our guideposts for the following fiscal year may be inherently more uncertain than our guideposts for this fiscal year, or than our 2023 Guidance published above.